EXHIBIT 99.1

Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 hp.com

News Release
HP Reports Second Quarter 2013 Results

	●	Second quarter non-GAAP diluted earnings per share of $0.87, down 11% from the prior year, above previously provided outlook of $0.80 to $0.82 per share
Editorial contacts
Libby Archell, HP +1 650 236 0912	●	Second quarter GAAP diluted earnings per share of $0.55, down 31% from the prior year, above previously provided outlook of $0.38 to $0.40 per share
corpmediarelations@hp.com
HP Investor Relations	●	Second quarter net revenue of $27.6 billion, down 10% from the prior year and down 9% when adjusted for the effects of currency
investor.relations@hp.com
	●	Cash flow from operations of $3.6 billion, up 44% from the prior year
www.hp.com/go/newsroom
	●	Returned $1.1 billion in cash to shareholders in the form of dividends and share repurchases

	●	Improved operating company net debt position by $1.8 billion, the fifth consecutive quarterly reduction of over $1 billion

	●	Declared a regular quarterly cash dividend of 14.52 cents per share on the company’s common stock

HP second quarter 2013 financial performance

	Q2 FY13	Q2 FY12	Y/Y
GAAP net revenue ($B)	$27.6	$30.7	(10%	)
GAAP operating margin	5.8%	7.2%	(1.4 pts.	)
GAAP net earnings ($B)	$1.1	$1.6	(32%	)
GAAP diluted EPS	$0.55	$0.80	(31%	)
Non-GAAP operating margin	8.6%	8.9%	(0.3 pts.	)
Non-GAAP net earnings ($B)	$1.7	$1.9	(13%	)
Non-GAAP diluted EPS	$0.87	$0.98	(11%	)
Cash flow from operations ($B)	$3.6	$2.5	44%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

PALO ALTO, Calif., May 22, 2013 — HP today announced financial results for its second fiscal quarter ended April 30, 2013. Second quarter GAAP diluted earnings per share (EPS) was $0.55, down from $0.80 in the prior-year period and above its previously provided outlook of $0.38 to $0.40 per share. Second quarter non-GAAP diluted EPS was $0.87, down from $0.98 in the prior-year period and above its previously provided outlook of $0.80 to $0.82 per share. Second quarter non-GAAP earnings information excludes after-tax costs of $621 million, or $0.32 per diluted share, related to restructuring charges, amortization of purchased intangible assets and acquisition-related charges.

For the second quarter, net revenue of $27.6 billion was down 10% year over year and down 9% when adjusted for the effects of currency.

“We beat the upper end of our non-GAAP diluted EPS outlook for the quarter by $0.05 per share, driven by better than expected performance in Enterprise Services and Printing, coupled with the accelerated capture of restructuring savings and improvement in our operations,” said Meg Whitman, HP president and chief executive officer.

Outlook
For the third quarter of fiscal 2013, HP estimates non-GAAP diluted EPS to be in the range of $0.84 to $0.87 and GAAP diluted EPS to be in the range of $0.56 to $0.59.  Third quarter fiscal 2013 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.28 per share, related primarily to the amortization of purchased intangible assets, restructuring charges and acquisition-related charges.

For the full year fiscal 2013, HP estimates non-GAAP diluted EPS to be in the range of $3.50 to $3.60 and GAAP diluted EPS to be in the range of $2.50 to $2.60, in line with HP’s previously communicated outlook. Full year fiscal 2013 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $1.00 per share, related primarily to the amortization of purchased intangible assets, restructuring charges and acquisition-related charges.

“I am encouraged by our performance in the second quarter, and I feel good about the rest of the year,” added Whitman. “As I have said many times before, this is a multi-year journey. We have a long way to go, but we are on track to deliver on our fiscal 2013 non-GAAP diluted earnings per share outlook.”

Asset Management
HP generated $3.6 billion in cash flow from operations in the second quarter, up 44% from the prior-year period. Inventory ended the quarter at $6.0 billion, down 2 days year over year to 26 days. Accounts receivable of $14.6 billion was down 1 day year over year to 48 days. Accounts payable ended the quarter at $12.3 billion, up 4 days year over year to 53 days. HP’s dividend payment of $0.132 per share in the second quarter resulted in cash usage of $283 million. HP also utilized $797 million of cash during the quarter to repurchase approximately 36.3 million shares of common stock in the open market. HP exited the quarter with $13.6 billion in gross cash.

“After returning more than a billion dollars to shareholders through share repurchases and dividends in the quarter, we improved our operating company net debt position for the fifth successive quarter,” said Whitman. “By the end of fiscal 2013, we expect our operating company net debt to be below pre-Autonomy levels and approaching our goal of approximately zero.”

Declaration of Dividend

HP also today announced that the HP board of directors has declared a regular cash dividend of 14.52 cents per share on the company's common stock, which, as previously announced, reflects a 10% increase in amount compared to the previous quarterly dividend amount. The dividend, the third in HP's fiscal year 2013, is payable on July 3, 2013 to stockholders of record as of the close of business on June 12, 2013.

Second Quarter Fiscal 2013 Segment Results

●
Personal Systems revenue was down 20% year over year with a 3.2% operating margin. Commercial revenue decreased 14%, and Consumer revenue declined 29%. Total units were down 21% with Desktops units down 18% and Notebooks units down 24%.

●
Printing revenue declined 1% year over year with a strong operating margin of 15.8%.  Total hardware units were down 11% year over year. Commercial hardware units were down 5% year over year, and Consumer hardware units were down 13% year over year.

●
Enterprise Group revenue declined 10% year over year with a 15.9% operating margin. Networking revenue was up 1%, Industry Standard Servers revenue was down 12%, Business Critical Systems revenue was down 37%, Storage revenue was down 13% and Technology Services revenue was down 3% year over year.

●
Enterprise Services revenue declined 8% year over year with a 2.6% operating margin.  Application and Business Services revenue was down 10% year over year, and IT Outsourcing revenue declined 6% year over year.

● Software revenue was down 3% year over year with a 19.1% operating margin. Support revenue was up 12% while license revenue was down 23% and services revenue was down 5% year over year.

● HP Financial Services revenue was down 9% year over year with a 3% decrease in net portfolio assets and a 24% decrease in financing volume. The business delivered an operating margin of 11.0%.

More information on HP’s earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q2 FY13 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2013Q2webcast.

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. The world’s largest technology company, HP brings together a portfolio that spans printing, personal computing, software, services and IT infrastructure to solve customer problems. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash, free cash flow, net debt and operating company net debt. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, cash and cash equivalents, cash flow from operations or total company debt prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, earnings per share, tax provisions, cash flows, benefit obligations, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, including the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses;

the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the execution, timing and results of restructuring plans, including estimates and assumptions related to the cost and the anticipated benefits of implementing those plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2012 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2013. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Form 10-Q for the fiscal quarter ended April 30, 2013. In particular, determining HP’s actual tax balances and provisions as of April 30, 2013 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	April 30, 2013	January 31, 2013	April 30, 2012

Net revenue	$27,582	$28,359	$30,693

Costs and expenses:
Cost of sales	21,055	22,029	23,541
Research and development	815	794	850
Selling, general and administrative	3,342	3,300	3,540
Amortization of purchased intangible assets	350	350	470
Restructuring charges	408	130	53
Acquisition-related charges	11	4	17
Total costs and expenses	25,981	26,607	28,471

Earnings from operations	1,601	1,752	2,222

Interest and other, net	(193)	(179)	(243)

Earnings before taxes	1,408	1,573	1,979

Provision for taxes	(331)	(341)	(386)

Net earnings	$1,077	$1,232	$1,593

Net earnings per share:
Basic	$0.56	$0.63	$0.80
Diluted	$0.55	$0.63	$0.80

Cash dividends declared per share	$-	$0.26	$-

Weighted-average shares used to compute net earnings per share:
Basic	1,935	1,953	1,979
Diluted	1,947	1,956	1,987

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Six months ended
	April 30,
	2013	2012

Net revenue	$55,941	$60,729

Costs and expenses:
Cost of sales	43,084	46,854
Research and development	1,609	1,636
Selling, general and administrative	6,642	6,907
Amortization of purchased intangible assets	700	936
Restructuring charges	538	93
Acquisition-related charges	15	39
Total costs and expenses	52,588	56,465

Earnings from operations	3,353	4,264

Interest and other, net	(372)	(464)

Earnings before taxes	2,981	3,800

Provision for taxes	(672)	(739)

Net earnings	$2,309	$3,061

Net earnings per share:
Basic	$1.19	$1.55
Diluted	$1.18	$1.53

Cash dividends declared per share	$0.26	$0.24

Weighted-average shares used to compute net earnings per share:
Basic	1,944	1,980
Diluted	1,952	1,995

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended April 30, 2013	Diluted earnings per share	Three months ended January 31, 2013	Diluted earnings per share	Three months ended April 30, 2012	Diluted earnings per share

GAAP net earnings	$1,077	$0.55	$1,232	$0.63	$1,593	$0.80

Non-GAAP adjustments:
Amortization of purchased intangible assets	350	0.17	350	0.18	470	0.23
Restructuring charges	408	0.21	130	0.07	53	0.03
Acquisition-related charges	11	0.01	4	-	17	0.01
Wind down of the webOS device business(a)	-	-	-	-	(36)	(0.02)
Adjustments for taxes	(148)	(0.07)	(111)	(0.06)	(148)	(0.07)
Non-GAAP net earnings	$1,698	$0.87	$1,605	$0.82	$1,949	$0.98

GAAP earnings from operations	$1,601		$1,752		$2,222

Non-GAAP adjustments:
Amortization of purchased intangible assets	350		350		470
Restructuring charges	408		130		53
Acquisition-related charges	11		4		17
Wind down of the webOS device business(a)	-		-		(36)
Non-GAAP earnings from operations	$2,370		$2,236		$2,726

GAAP operating margin	6%		6%		7%
Non-GAAP adjustments	3%		2%		2%
Non-GAAP operating margin	9%		8%		9%

(a)		For the period ended April 30, 2012, primarily includes adjustments to expenses for supplier-related obligations related to winding down the webOS device business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Six months ended April 30, 2013	Diluted earnings per share	Six months ended April 30, 2012	Diluted earnings per share

GAAP net earnings	$2,309	$1.18	$3,061	$1.53

Non-GAAP adjustments:
Amortization of purchased intangible assets	700	0.35	936	0.47
Restructuring charges	538	0.28	93	0.05
Acquisition-related charges	15	0.01	39	0.02
Wind down of the webOS device business(a)	-	-	(36)	(0.02)
Adjustments for taxes	(259)	(0.13)	(312)	(0.15)
Non-GAAP net earnings	$3,303	$1.69	$3,781	$1.90

GAAP earnings from operations	$3,353		$4,264

Non-GAAP adjustments:
Amortization of purchased intangible assets	700		936
Restructuring charges	538		93
Acquisition-related charges	15		39
Wind down of the webOS device business(a)	-		(36)
Non-GAAP earnings from operations	$4,606		$5,296

GAAP operating margin	6%		7%
Non-GAAP adjustments	2%		2%
Non-GAAP operating margin	8%		9%

(a)	For the period ended April 30, 2012, primarily includes adjustments to expenses for supplier-related obligations related to winding down the webOS device business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	April 30, 2013	October 31, 2012
	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$13,240	$11,301
Accounts receivable	14,606	16,407
Financing receivables	3,212	3,252
Inventory	5,999	6,317
Other current assets	12,514	13,360

Total current assets	49,571	50,637

Property, plant and equipment	11,476	11,954

Long-term financing receivables and other assets	10,205	10,593

Goodwill and purchased intangible assets	35,002	35,584

Total assets	$106,254	$108,768

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$6,928	$6,647
Accounts payable	12,313	13,350
Employee compensation and benefits	3,836	4,058
Taxes on earnings	1,015	846
Deferred revenue	6,757	7,494
Other accrued liabilities	13,809	14,271

Total current liabilities	44,658	46,666

Long-term debt	19,863	21,789

Other liabilities	17,801	17,480

Stockholders' equity:
HP stockholders' equity	23,533	22,436
Non-controlling interests	399	397

Total stockholders' equity	23,932	22,833

Total liabilities and stockholders' equity	$106,254	$108,768

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months ended April 30, 2013	Six months ended April 30, 2013

Cash flows from operating activities:
Net earnings	$1,077	$2,309
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,170	2,333
Stock-based compensation expense	107	291
Provision for bad debt and inventory	93	217
Restructuring charges	408	538
Deferred taxes on earnings	(28)	472
Other, net	59	226

Changes in operating assets and liabilities:
Accounts and financing receivables	(98)	2,148
Inventory	289	140
Accounts payable	640	(1,050)
Taxes on earnings	(3)	(426)
Restructuring	(165)	(402)
Other assets and liabilities	7	(678)
Net cash provided by operating activities	3,556	6,118

Cash flows from investing activities:
Investment in property, plant and equipment	(767)	(1,400)
Proceeds from sale of property, plant and equipment	147	274
Purchases of available-for-sale securities and other investments	(198)	(497)
Maturities and sales of available-for-sale securities and other investments	431	592
Payments made in connection with business acquisitions, net of cash acquired	(167)	(167)
Net cash used in investing activities	(554)	(1,198)

Cash flows from financing activities:
Repayment of commercial paper and notes payable, net	(28)	(133)
Issuance of debt	154	199
Payment of debt	(1,554)	(1,668)
Issuance of common stock under employee stock plans	157	212
Repurchase of common stock	(797)	(1,050)
Cash dividends paid	(283)	(541)
Net cash used in financing activities	(2,351)	(2,981)

Increase in cash and cash equivalents	651	1,939
Cash and cash equivalents at beginning of period	12,589	11,301
Cash and cash equivalents at end of period	$13,240	$13,240

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

		Three months ended
		April 30, 2013	January 31, 2013	April 30, 2012

Net revenue:(a)

	Personal Systems	$7,584	$8,204	$9,470
	Printing	6,081	5,926	6,132
	Total Printing and Personal Systems Group(b)	13,665	14,130	15,602
	Enterprise Group	6,819	6,984	7,546
	Enterprise Services	5,999	5,919	6,489
	Software	941	926	970
	HP Financial Services	881	957	968
	Corporate Investments	10	4	7
	Total segments	28,315	28,920	31,582
	Elimination of intersegment net revenue and other	(733)	(561)	(889)

	Total HP consolidated net revenue	$27,582	$28,359	$30,693

Earnings before taxes:(a)

	Personal Systems	$239	$223	$516
	Printing	958	953	808
	Total Printing and Personal Systems Group(b)	1,197	1,176	1,324
	Enterprise Group	1,082	1,084	1,352
	Enterprise Services	156	76	237
	Software	180	157	172
	HP Financial Services	97	101	96
	Corporate Investments	(56)	(65)	(48)
	Total segment earnings from operations	2,656	2,529	3,133

	Corporate and unallocated costs and eliminations	(179)	(109)	(203)
	Unallocated costs related to stock-based compensation expense	(107)	(184)	(168)
	Amortization of purchased intangible assets	(350)	(350)	(470)
	Restructuring charges	(408)	(130)	(53)
	Acquisition-related charges	(11)	(4)	(17)
	Interest and other, net	(193)	(179)	(243)

	Total HP consolidated earnings before taxes	$1,408	$1,573	$1,979

(a)
HP has implemented certain organizational realignments in the first quarter of fiscal 2013. As a result of these realignments, HP has re-evaluated its segment financial reporting structure and, effective in the first quarter of fiscal 2013, created two new financial reporting segments, the Enterprise Group segment and the Enterprise Services segment, and eliminated two other financial reporting segments, the Enterprise Servers, Storage and Networking (“ESSN”) segment and the Services segment. The Enterprise Group segment consists of the business units within the former ESSN segment and most of the services offerings of the Technology Services (“TS”) business unit, which was previously a part of the former Services segment. The Enterprise Services segment consists of the Applications and Business Services (“ABS”) and Infrastructure Technology Outsourcing (“ITO”) business units from the former Services segment, along with the end-user workplace support services business that was previously a part of the TS business unit. Taking into account these changes, HP has the following seven financial reporting segments: Personal Systems, Printing, the Enterprise Group, Enterprise Services, Software, HP Financial Services and Corporate Investments.

Also as a result of these realignments, the financial results of the Personal Systems commercial products support business, which were previously reported as part of the TS business unit, will now be reported as part of the Other business unit within the Personal Systems segment, and the financial results of the portion of the business intelligence services business that had continued to be reported as part of the Corporate Investments segment following the implementation of prior realignment actions will now be reported as part of the ABS business unit. In addition, the end-user workplace support services business, which, as noted above, was previously a part of the TS business unit and will now become a part of the Enterprise Services segment, will be reported as part of the ITO business unit within that segment.

To provide improved visibility and comparability, HP has reflected these changes to its reporting structure in prior financial reporting periods on an as-if basis, which has resulted in the transfer of revenue and operating profit among the Personal Systems, the Enterprise Group, Enterprise Services and Corporate Investments segments. These changes had no impact on the previously reported financial results for the Printing, Software or HP Financial Services segments. In addition, none of these changes impacted HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)
The Personal Systems segment and the Printing segment are structured beneath a broader Printing and Personal Systems Group (“PPS”). While PPS is not a financial reporting segment, HP provides financial data aggregating the segments within it in order to provide a supplementary view of its business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)
		Six months ended April 30,
		2013	2012

Net revenue:(a)

	Personal Systems	$15,788	$18,362
	Printing	12,007	12,390
	Total Printing and Personal Systems Group(b)	27,795	30,752
	Enterprise Group	13,803	14,828
	Enterprise Services	11,918	12,860
	Software	1,867	1,916
	HP Financial Services	1,838	1,918
	Corporate Investments	14	37
	Total Segments	57,235	62,311
	Elimination of intersegment net revenue and other	(1,294)	(1,582)

	Total HP consolidated net revenue	$55,941	$60,729

Earnings before taxes:(a)

	Personal Systems	$462	$975
	Printing	1,911	1,569
	Total Printing and Personal Systems Group(b)	2,373	2,544
	Enterprise Group	2,166	2,681
	Enterprise Services	232	382
	Software	337	334
	HP Financial Services	198	187
	Corporate Investments	(121)	(98)
	Total segment earnings from operations	5,185	6,030

	Corporate and unallocated costs and eliminations	(288)	(356)
	Unallocated costs related to stock-based compensation expense	(291)	(342)
	Amortization of purchased intangible assets	(700)	(936)
	Restructuring charges	(538)	(93)
	Acquisition-related charges	(15)	(39)
	Interest and other, net	(372)	(464)

	Total HP consolidated earnings before taxes	$2,981	$3,800

(a)
HP has implemented certain organizational realignments in the first quarter of fiscal 2013. As a result of these realignments, HP has re-evaluated its segment financial reporting structure and, effective in the first quarter of fiscal 2013, created two new financial reporting segments, the Enterprise Group segment and the Enterprise Services segment, and eliminated two other financial reporting segments, the Enterprise Servers, Storage and Networking (“ESSN”) segment and the Services segment. The Enterprise Group segment consists of the business units within the former ESSN segment and most of the services offerings of the Technology Services (“TS”) business unit, which was previously a part of the former Services segment. The Enterprise Services segment consists of the Applications and Business Services (“ABS”) and Infrastructure Technology Outsourcing (“ITO”) business units from the former Services segment, along with the end-user workplace support services business that was previously a part of the TS business unit. Taking into account these changes, HP has the following seven financial reporting segments: Personal Systems, Printing, the Enterprise Group, Enterprise Services, Software, HP Financial Services and Corporate Investments.

Also as a result of these realignments, the financial results of the Personal Systems commercial products support business, which were previously reported as part of the TS business unit, will now be reported as part of the Other business unit within the Personal Systems segment, and the financial results of the portion of the business intelligence services business that had continued to be reported as part of the Corporate Investments segment following the implementation of prior realignment actions will now be reported as part of the ABS business unit. In addition, the end-user workplace support services business, which, as noted above, was previously a part of the TS business unit and will now become a part of the Enterprise Services segment, will be reported as part of the ITO business unit within that segment.

To provide improved visibility and comparability, HP has reflected these changes to its reporting structure in prior financial reporting periods on an as-if basis, which has resulted in the transfer of revenue and operating profit among the Personal Systems, the Enterprise Group, Enterprise Services and Corporate Investments segments. These changes had no impact on the previously reported financial results for the Printing, Software or HP Financial Services segments. In addition, none of these changes impacted HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)
The Personal Systems segment and the Printing segment are structured beneath a broader Printing and Personal Systems Group (“PPS”). While PPS is not a financial reporting segment, HP provides financial data aggregating the segments within it in order to provide a supplementary view of its business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)
	Three months ended			Growth rate (%)
	April 30, 2013	January 31, 2013	April 30, 2012	Q/Q	Y/ Y

Net revenue:(a)
Printing and Personal Systems Group(b)
Personal Systems
Notebooks	$3,718	$4,128	$4,900	(10%)	(24%)
Desktops	3,103	3,321	3,827	(7%)	(19%)
Workstations	521	535	537	(3%)	(3%)
Other	242	220	206	10%	17%
Total Personal Systems	7,584	8,204	9,470	(8%)	(20%)

Printing
Supplies	4,122	3,893	4,060	6%	2%
Commercial Hardware	1,398	1,354	1,479	3%	(5%)
Consumer Hardware	561	679	593	(17%)	(5%)
Total Printing	6,081	5,926	6,132	3%	(1%)
Total Printing and Personal Systems Group	13,665	14,130	15,602	(3%)	(12%)

Enterprise Group
Industry Standard Servers	2,806	2,994	3,186	(6%)	(12%)
Technology Services	2,272	2,243	2,335	1%	(3%)
Storage	857	833	990	3%	(13%)
Networking	618	608	614	2%	1%
Business Critical Systems	266	306	421	(13%)	(37%)
Total Enterprise Group	6,819	6,984	7,546	(2%)	(10%)

Enterprise Services
Infrastructure Technology Outsourcing	3,721	3,736	3,954	0%	(6%)
Application and Business Services	2,278	2,183	2,535	4%	(10%)
Total Enterprise Services	5,999	5,919	6,489	1%	(8%)

Software	941	926	970	2%	(3%)

HP Financial Services	881	957	968	(8%)	(9%)

Corporate Investments	10	4	7	150%	43%
Total segments	28,315	28,920	31,582	(2%)	(10%)

Elimination of intersegment net revenue and other	(733)	(561)	(889)	31%	(18%)

Total HP consolidated net revenue	$27,582	$28,359	$30,693	(3%)	(10%)

(a)
HP has implemented certain organizational realignments in the first quarter of fiscal 2013. As a result of these realignments, HP has re-evaluated its segment financial reporting structure and, effective in the first quarter of fiscal 2013, created two new financial reporting segments, the Enterprise Group segment and the Enterprise Services segment, and eliminated two other financial reporting segments, the Enterprise Servers, Storage and Networking (“ESSN”) segment and the Services segment. The Enterprise Group segment consists of the business units within the former ESSN segment and most of the services offerings of the Technology Services (“TS”) business unit, which was previously a part of the former Services segment. The Enterprise Services segment consists of the Applications and Business Services (“ABS”) and Infrastructure Technology Outsourcing (“ITO”) business units from the former Services segment, along with the end-user workplace support services business that was previously a part of the TS business unit. Taking into account these changes, HP has the following seven financial reporting segments: Personal Systems, Printing, the Enterprise Group, Enterprise Services, Software, HP Financial Services and Corporate Investments.

Also as a result of these realignments, the financial results of the Personal Systems commercial products support business, which were previously reported as part of the TS business unit, will now be reported as part of the Other business unit within the Personal Systems segment, and the financial results of the portion of the business intelligence services business that had continued to be reported as part of the Corporate Investments segment following the implementation of prior realignment actions will now be reported as part of the ABS business unit. In addition, the end-user workplace support services business, which, as noted above, was previously a part of the TS business unit and will now become a part of the Enterprise Services segment, will be reported as part of the ITO business unit within that segment.

To provide improved visibility and comparability, HP has reflected these changes to its reporting structure in prior financial reporting periods on an as-if basis, which has resulted in the transfer of revenue and operating profit among the Personal Systems, the Enterprise Group, Enterprise Services and Corporate Investments segments. These changes had no impact on the previously reported financial results for the Printing, Software or HP Financial Services segments. In addition, none of these changes impacted HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	The Personal Systems segment and the Printing segment are structured beneath a broader Printing and Personal Systems Group (“PPS”). While PPS is not a financial reporting segment, HP provides financial data aggregating the segments within it in order to provide a supplementary view of its business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)
	Six months ended
	April 30,
	2013	2012

Net revenue:(a)
Printing and Personal Systems Group(b)
Personal Systems
Notebooks	$7,846	$9,842
Desktops	6,424	7,033
Workstations	1,056	1,072
Other	462	415
Total Personal Systems	15,788	18,362

Printing
Supplies	8,015	8,139
Commercial Hardware	2,752	2,968
Consumer Hardware	1,240	1,283
Total Printing	12,007	12,390
Total Printing and Personal Systems Group	27,795	30,752

Enterprise Group
Industry Standard Servers	5,800	6,258
Technology Services	4,515	4,599
Storage	1,690	1,945
Networking	1,226	1,200
Business Critical Systems	572	826
Total Enterprise Group	13,803	14,828

Enterprise Services
Infrastructure Technology Outsourcing	7,457	7,934
Application and Business Services	4,461	4,926
Total Enterprise Services	11,918	12,860

Software	1,867	1,916

HP Financial Services	1,838	1,918

Corporate Investments	14	37
Total segments	57,235	62,311

Elimination of intersegment net revenue and other	(1,294)	(1,582)

Total HP consolidated net revenue	$55,941	$60,729

(a)
HP has implemented certain organizational realignments in the first quarter of fiscal 2013. As a result of these realignments, HP has re-evaluated its segment financial reporting structure and, effective in the first quarter of fiscal 2013, created two new financial reporting segments, the Enterprise Group segment and the Enterprise Services segment, and eliminated two other financial reporting segments, the Enterprise Servers, Storage and Networking (“ESSN”) segment and the Services segment. The Enterprise Group segment consists of the business units within the former ESSN segment and most of the services offerings of the Technology Services (“TS”) business unit, which was previously a part of the former Services segment. The Enterprise Services segment consists of the Applications and Business Services (“ABS”) and Infrastructure Technology Outsourcing (“ITO”) business units from the former Services segment, along with the end-user workplace support services business that was previously a part of the TS business unit. Taking into account these changes, HP has the following seven financial reporting segments: Personal Systems, Printing, the Enterprise Group, Enterprise Services, Software, HP Financial Services and Corporate Investments.

Also as a result of these realignments, the financial results of the Personal Systems commercial products support business, which were previously reported as part of the TS business unit, will now be reported as part of the Other business unit within the Personal Systems segment, and the financial results of the portion of the business intelligence services business that had continued to be reported as part of the Corporate Investments segment following the implementation of prior realignment actions will now be reported as part of the ABS business unit. In addition, the end-user workplace support services business, which, as noted above, was previously a part of the TS business unit and will now become a part of the Enterprise Services segment, will be reported as part of the ITO business unit within that segment.

To provide improved visibility and comparability, HP has reflected these changes to its reporting structure in prior financial reporting periods on an as-if basis, which has resulted in the transfer of revenue and operating profit among the Personal Systems, the Enterprise Group, Enterprise Services and Corporate Investments segments. These changes had no impact on the previously reported financial results for the Printing, Software or HP Financial Services segments. In addition, none of these changes impacted HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	The Personal Systems segment and the Printing segment are structured beneath a broader Printing and Personal Systems Group (“PPS”). While PPS is not a financial reporting segment, HP provides financial data aggregating the segments within it in order to provide a supplementary view of its business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT NON-GAAP OPERATING MARGIN SUMMARY DATA
(Unaudited)

	Three months ended	Change in Operating Margin (pts)
	April 30, 2013	Q/Q		Y/Y

Non-GAAP operating margin:(a)
Personal Systems	3.2%	0.5 pts		(2.2 pts	)
Printing	15.8%	(0.3 pts	)	2.6 pts
Printing and Personal Systems Group(b)	8.8%	0.5 pts		0.3 pts

Enterprise Group	15.9%	0.4 pts		(2.0 pts	)
Enterprise Services	2.6%	1.3 pts		(1.1 pts	)
Software	19.1%	2.1 pts		1.4 pts
HP Financial Services	11.0%	0.4 pts		1.1 pts
Corporate Investments	(560.0%)	NM		NM
Total segments	9.4%	0.7 pts		(0.4 pts	)

Total HP consolidated non-GAAP operating margin	8.6%	0.7 pts		(0.3 pts	)

(a)
HP has implemented certain organizational realignments in the first quarter of fiscal 2013. As a result of these realignments, HP has re-evaluated its segment financial reporting structure and, effective in the first quarter of fiscal 2013, created two new financial reporting segments, the Enterprise Group segment and the Enterprise Services segment, and eliminated two other financial reporting segments, the Enterprise Servers, Storage and Networking (“ESSN”) segment and the Services segment. The Enterprise Group segment consists of the business units within the former ESSN segment and most of the services offerings of the Technology Services (“TS”) business unit, which was previously a part of the former Services segment. The Enterprise Services segment consists of the Applications and Business Services (“ABS”) and Infrastructure Technology Outsourcing (“ITO”) business units from the former Services segment, along with the end-user workplace support services business that was previously a part of the TS business unit. Taking into account these changes, HP has the following seven financial reporting segments: Personal Systems, Printing, the Enterprise Group, Enterprise Services, Software, HP Financial Services and Corporate Investments.

Also as a result of these realignments, the financial results of the Personal Systems commercial products support business, which were previously reported as part of the TS business unit, will now be reported as part of the Other business unit within the Personal Systems segment, and the financial results of the portion of the business intelligence services business that had continued to be reported as part of the Corporate Investments segment following the implementation of prior realignment actions will now be reported as part of the ABS business unit. In addition, the end-user workplace support services business, which, as noted above, was previously a part of the TS business unit and will now become a part of the Enterprise Services segment, will be reported as part of the ITO business unit within that segment.

To provide improved visibility and comparability, HP has reflected these changes to its reporting structure in prior financial reporting periods on an as-if basis, which has resulted in the transfer of revenue and operating profit among the Personal Systems, the Enterprise Group, Enterprise Services and Corporate Investments segments. These changes had no impact on the previously reported financial results for the Printing, Software or HP Financial Services segments. In addition, none of these changes impacted HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)
The Personal Systems segment and the Printing segment are structured beneath a broader Printing and Personal Systems Group (“PPS”). While PPS is not a financial reporting segment, HP provides financial data aggregating the segments within it in order to provide a supplementary view of its business.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	April 30, 2013	January 31, 2013	April 30, 2012

Numerator:
GAAP net earnings	$1,077	$1,232	$1,593
Non-GAAP net earnings	$1,698	$1,605	$1,949

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,935	1,953	1,979
Dilutive effect of employee stock plans	12	3	8
Weighted-average shares used to compute diluted net earnings per share	1,947	1,956	1,987

GAAP net earnings per share:
Basic(a)	$0.56	$0.63	$0.80
Diluted(c)	$0.55	$0.63	$0.80

Non-GAAP net earnings per share:
Basic(b)	$0.88	$0.82	$0.98
Diluted(c)	$0.87	$0.82	$0.98

(a)	GAAP basic earnings per share were calculated based on GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	Non-GAAP basic earnings per share were calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(c)	Diluted net earnings per share includes any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Six months ended
	April 30,
	2013	2012

Numerator:
GAAP net earnings	$2,309	$3,061
Non-GAAP net earnings	$3,303	$3,781

Denominator:
Weighted-average shares used to compute basic net earnings per share	1,944	1,980
Dilutive effect of employee stock plans	8	15
Weighted-average shares used to compute diluted net earnings per share	1,952	1,995

GAAP net earnings per share:
Basic(a)	$1.19	$1.55
Diluted(c)	$1.18	$1.53

Non-GAAP net earnings per share:
Basic(b)	$1.70	$1.91
Diluted(c)	$1.69	$1.90

(a)	GAAP basic earnings per share were calculated based on GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)	Non-GAAP basic earnings per share were calculated based on non-GAAP net earnings and the weighted-average number of shares outstanding during the reporting period.

(c)	Diluted net earnings per share includes any dilutive effect of outstanding stock options, performance-based restricted units, restricted stock units and restricted stock.

Use of Non-GAAP Financial Measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash, free cash flow, net debt and operating company net debt. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt.  Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP
Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the impairment of goodwill and purchased intangible assets, charges relating to the amortization of purchased intangible assets, and acquisition-related charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

●	In the third quarter of fiscal 2012, HP decided to wind down certain retail publishing business activities. Non-GAAP operating profit reported in the third quarter of fiscal 2012 reflects the elimination of certain contract-related charges, including inventory write-downs, in connection with the wind down of that business. Because the winding down of HP businesses is inconsistent in amount and frequency, HP believes that eliminating these amounts for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of HP's current operating performance and comparisons to HP's past and future operating performance.

●	Goodwill is the excess of the purchase price of acquired companies over the estimated fair value of the tangible and intangible assets acquired and liabilities assumed. Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. In the fourth quarter of fiscal 2012, HP recorded a non-cash charge for the impairment of goodwill and intangible assets associated with the acquisition of Autonomy Corporation plc. In the third quarter of fiscal 2012, HP recorded an impairment charge for the goodwill associated with its Services segment following an impairment review. In addition, in that same quarter, HP recorded an impairment charge related to the intangible asset associated with the "Compaq" trade name acquired in 2002 in conjunction with a change in branding strategy. HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

●	HP incurs charges relating to the amortization of purchased intangibles. HP also incurs charges relating to the amortization of amounts assigned to intangible assets to be used in research and development projects. All of those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Such charges are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

●	Restructuring charges consist of costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits, and (ii) costs to vacate duplicative facilities. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past and future operating performance.

●	HP incurs costs related to its acquisitions, most of which are treated as non-capitalized expenses. Because non-capitalized, acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating the non-capitalized expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past and future operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. Free cash flow is defined as cash flow from operations less net capital expenditures. HP’s management uses gross cash and free cash flow for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash and free cash flow for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results. Because free cash flow includes the effect of capital expenditures that are not reflected in GAAP cash flow from operations, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources.

Operating company net debt is a non-GAAP measure that is defined as total company net debt less HP Financial Services (“HPFS”) net debt. Total company net debt consists of total debt (including the effect of hedging) less gross cash, which includes cash and cash equivalents, short-term investments, and certain liquid long-term investments. HPFS net debt consists of HPFS debt, which includes primarily intercompany equity that is treated as debt for segment reporting purposes, intercompany debt and debt issued directly by HPFS, less HPFS cash. Total company net debt provides useful information to management about the state of HP’s consolidated balance sheet. Operating company net debt provides additional useful information to management about the state of HP’s consolidated balance sheet by providing more transparency into the financial components of the operating company separate from HP’s financing business, which has different capital structure requirements and requires much greater leverage to run effectively.

Material Limitations Associated with Use of Non-GAAP Financial Measures
These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

●	Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

●	Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

●	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

●	Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash, free cash flow, net debt and operating company net debt differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
HP compensates for the limitations on its use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash, free cash flow, net debt and operating company net debt by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share, gross cash, free cash flow, net debt and operating company net debt to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.

© 2013 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.